EXHIBIT 10.4

GOVERNMENT OF PUERTO RICO

PUERTO RICO ELECTRIC POWER AUTHORITY

AMENDMENT NO. 3 TO EMERGENCY MASTER SERVICE AGREEMENT FOR

PREPA’S ELECTRICAL GRID REPAIRS - HURRICANE MARIA

APPEAR

AS FIRST PARTY: The Puerto Rico Electric Power Authority (PREPA), a public corporation and government instrumentality of the Commonwealth of Puerto Rico, created by Act 83 of May 2, 1941, as amended, represented in this act by its Executive Director, Justo Luis González Torres, of legal age, married, engineer and resident of Juana Díaz, Puerto Rico.

AS SECOND PARTY: Cobra Acquisitions LLC, a limited liability company organized and existing under the laws of the State of Delaware with a place of business at 14201 Caliber Drive, Suite 300, Oklahoma City, Oklahoma 73134, herein represented by Arty Straehla, of legal age, married, and a resident of Oklahoma City, Oklahoma (hereinafter referred to collectively as the “Contractor”).

WHEREAS: On October 19, 2017, PREPA and the Contractor entered into an Emergency Master Service Agreement for PREPA’s Electrical Grid Repairs- Hurricane Maria (the “Original Contract).

WHEREAS: On November 1, 2017 PREPA and the Contractor executed an Amendment No. 1 to the Original Contract,

WHEREAS: On December 8, 2017 PREPA and the Contractor executed and Amendment No. 2 to the Original Contract, as amended.

WHEREAS: PREPA and the Contractor agree that further amendments to the Original Contract are necessary, specifically to Article 59 as such article was amended by Amendment No. 1.

WITNESSETH

In consideration of the mutual covenants hereinafter stated, the Parties agree as follows:

Amendment No. 3 to Emergency Master Service Agreement for PREPA’S Electrical Grid Repairs – Hurricane Maria

TERMS AND CONDITIONS

1.	PREPA and Contractor agree that effective as of October 17, 2017 Article 59(1) of the Original Contract as amended by Amendment No. 1 is hereby further amended by striking the words “and for up to three (3) years after Contractor’s receipt of final payment under the Contract” and replacing them with the words “and for up to three (3) years from the date of submission of the final expenditure report provided to FEMA.”

2.	PREPA and Contractor agree that Article 59 of the Original Contract is further amended by adding a clause (3):

3)	Consistent with Article 9(2) of this Contract the Contractor agrees to provide the FEMA Administrator or his authorized representatives access to construction or other work sites pertaining to the work being completed under the Contract.

3.	Except as set forth herein, the Original Contract as amended remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on this 21 day of December, 2017.

Puerto Rico Electric Power Authority	Cobra Acquisitions LLC

/s/ Justo Luis González Torres	/s/ Arty Straehla
Justo Luis González Torres	Arty Straehla
Executive Director	Chief Executive Officer
Employer Social Security xx-xxxxxxx	Employer ID Number xx-xxxxxxx